UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

Sharing Economy International Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34591

(Commission File Number)

90-0648920

 (IRS Employer Identification No.)

9205 Country Club Drive

Farmington Hills, Michigan 48221

(Address of principal executive offices) (Zip Code)

(248) 971-9325

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2026, Sharing Economy International Inc., a Nevada corporation (the “Company”) consummated the transaction under that certain Non-Employee Director Agreement (the “Non-Employee Director Agreement”), dated August 10, 2026, with Ximing Huang, the Company’s Chairman of the Board of Directors and Chief Executive Officer. Under the terms and conditions of the Non-Employee Director Agreement, Mr. Huang agreed to serve as the Company’s Chairman of the Board of Directors for a term of three years. As consideration for entering into the Non-Employee Director Agreement, the Company issued to Mr. Huang one share of Series B Preferred Stock, the voting power of which is equal to 51% of the voting power of all issued and outstanding shares of common stock of the Company. Each share of Series B Preferred Stock is convertible into one share of common stock. The holders of shares of Series B Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. On August 11, 2026, the Company offered and sold the one share of Series B Preferred Stock to Mr. Huang in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act in a non-public offering.

Item 3.03 Material Modification to Rights of Security Holders

The disclosure of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Risks Factors Related to Our Capital Structure

The structure of our capital stock as contained in our Articles of Incorporation, as amended, has the effect of concentrating voting control with Ximing Huang, our Chairman of the Board of Directors and Chief Executive Officer, limiting your ability to influence corporate matters.

Our Series B Preferred Stock entitles its holder to a number of votes that is equal to 51% of the issued and outstanding shares of our common stock, which has one vote per share. Our Chairman of the Board of Directors and Chief Executive Officer, Ximing Huang, owns the sole outstanding share of our Series B Preferred Stock. Mr. Huang currently beneficially owns 4,103,939,641 shares of common stock of the Company, representing approximately 65.6% of the Company’s issued and outstanding shares of common stock, based on 6,248,548,045 shares of common stock issued and outstanding as of August 2, 2026, as reported on Current Report on Form 8-K of the Issuer, filed with the Securities and Exchange Commission on August 2, 2026. Mr. Huang will retain greater than 50% of the voting power even if he reduces, potentially significantly, his economic interest in shares of our common stock. Therefore, Mr. Huang will control our management and affairs and all matters requiring stockholder approval, including election of directors and significant corporate transactions, such as a merger or other sale of us or our assets, for the foreseeable future. Each share of Series B Preferred Stock is convertible into one share of common stock, at the election of the holder of the Series B Preferred Stock.

So long as Mr. Huang holds his one share of Series B Preferred Stock, he will have voting control of us. This concentrated control will limit your ability to influence corporate matters for the foreseeable future, and, as a result, the market price of our common stock could be adversely affected.

As a member of our board of directors, Mr. Huang owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Huang is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

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Ximing Huang, will continue to own a significant percentage of our common stock and the only issued share of our Series B Preferred Stock, which vests in Mr. Huang the ability to exert significant control over matters subject to stockholder approval.

Ximing Huang, our Chairman of the Board of Directors and Chief Executive Officer, currently beneficially owns 4,103,939,641 shares of common stock and one share of Series B Preferred Stock, all of which provides with him with 83.1% of the voting power of our voting stock. Therefore, Mr. Huang has the ability to control us through voting of both his common stock and his Series B Preferred Stock, or through just either his common stock or Series B Preferred Stock alone. Even if Mr. Huang sells all of his common stock, he will still have voting control over all stockholder matters by virtue of holding his one share of Series B Preferred Stock.  For example, he will be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. Mr. Huang’s interests may not always coincide with our corporate interests or the interests of other stockholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other stockholders. So long as Mr. Huang’s sole share of Series B Preferred Stock or a significant amount of our equity is held by Mr. Huang, he will continue to be able to effectively control our decisions.

The structure of our capital stock, involving Series B Preferred Stock, may adversely affect the trading market for our securities.

Certain stock index providers, such as S&P Dow Jones, Russell 2000, S&P 500, S&P MidCap 400 and S&P SmallCap 600 exclude companies with multiple classes of capital stock from being added to certain stock indices. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, the multiple class structure of our capital stock may prevent the inclusion of our common stock in such indices, may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure, and may result in large institutional investors not purchasing shares of our common stock. Any exclusion from stock indices could result in a less active trading market for our securities. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our securities.

Ximing Huang has voting control over the Series B Preferred Stock and is, therefore, able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

Currently, Mr. Huang beneficially owns approximately 65.5% of our outstanding common stock and 100% of our Series B preferred stock, which has voting power equal to 51% of our issued and outstanding shares of common stock. Mr. Huang will presently has approximately 83.1% of the voting power of our outstanding capital stock. As a result, Mr. Huang has substantial voting power in all matters submitted to our stockholders for approval, including, but not limited to:

●	Election of our board of directors;
●	Removal of any of our directors or officers;
●	Amendment of our Articles of Incorporation or Bylaws;
●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, Mr. Huang is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Huang’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Anti-Takeover Provisions

Articles of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote on the election of directors, subject to Series B preferred stock voting rights. A special meeting of stockholders may be called by our Chairman of the Board, President or by two directors.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 11, 2026, the Company amended its Articles of Incorporation by designating one share of its blank check preferred stock as “Series B Preferred Stock” by filing a Certificate of Designation with the Secretary of State of Nevada, which established the existence of the Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one share of common stock. The holders of shares of Series B Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion, out of funds legally available for that purpose. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Designation for Series B Preferred Stock, dated August 11, 2026.
10.1	Non-Employee Director Agreement, dated August 10, 2026, by and between the Issuer and Ximing Huang.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING ECONOMY INTERNATIONAL INC.

Date: August 17, 2026	By:	/s/ Ximing Huang
	Name:	Ximing Huang
	Title:	Chief Executive Officer (principal executive officer)

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